As filed with the Securities and Exchange Commission on December 27, 2012

Registration Statement No. 333-148519

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact Name of Registrant as specified in its Charter)

Pennsylvania	23-2321079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Two North Main Street

Mifflintown, Pennsylvania 17059

(717) 436-2144

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

SCOTT E. FRITZ

President and Chief Executive Officer

First Community Financial Corporation

Two North Main Street

Mifflintown, Pennsylvania 17201

(717) 436-2144

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth J. Rollins, Esquire

Rhoads & Sinon LLP

One South Market Square, 12th Floor

Harrisburg, Pennsylvania 17108-1146

(717) 233-5731

Approximate date of commencement of proposed sale to the public: First Community Financial Corporation is hereby amending this registration statement to deregister 83,982 shares of its common stock ($5.00 par value).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-148519) solely to deregister 83,982 shares of its common stock, par value $5.00 per share, which remain unsold at the termination of the offering under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mifflintown, Pennsylvania, on this 27th day of December, 2012.

FIRST COMMUNITY FINANCIAL CORPORATION (Registrant)

By:	/s/ Scott E. Fritz
Scott E. Fritz President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on December 27, 2012.

Signature	Capacity

/s/ Scott E. Fritz Scott E. Fritz	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard R. Leitzel Richard R. Leitzel	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Nancy S. Bratton	Director

Daniel B. Brown	Director

* John P. Henry, III	Chairman of the Board and Director

David M. McMillen	Director

* Charles C. Saner	Director

* Roger Shallenberger	Director

* Lowell M. Shearer	Director

Timothy P. Stayer	Director

* David L. Swartz	Director

* Frank L. Wright	Director

*By:	/s/ Richard R. Leitzel
Richard R. Leitzel Attorney-in-Fact Pursuant to Power of Attorney